Exhibit 99.1

For Immediate Release

Press Release

Regeneron Pharmaceuticals Announces Pricing of Offering of Convertible Senior Notes due October 1, 2016

Tarrytown, NY – October 18, 2011 — Regeneron Pharmaceuticals, Inc. (NASDAQ: REGN) (the “Company”) announced the pricing of its offering of $400 million aggregate principal amount of 1.875% convertible senior notes due October 1, 2016. The notes will be offered by the initial purchaser only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The offering is expected to close on October 21, 2011, subject to customary closing conditions. The Company has also granted to the initial purchaser a 13-day option to purchase up to an additional $60 million aggregate principal amount of notes on the same terms and conditions.

The notes will pay interest semi-annually on April 1 and October 1 at an annual rate of 1.875%, and will mature on October 1, 2016, unless earlier converted or repurchased. The notes will be convertible, subject to certain conditions, into cash, shares of common stock of the Company, or a combination of cash and shares of common stock, at the Company’s option. The initial conversion rate for the notes will be 11.9021 shares of common stock (subject to adjustment in certain circumstances) per $1,000 principal amount of the notes, which is equal to an initial conversion price of approximately $84.02 per share, representing a conversion premium of approximately 30% above the closing price of the Company’s shares of common stock of $64.63 per share on October 17, 2011.

In connection with the offering of the notes, the Company has entered into convertible note hedge and warrant transactions with multiple counterparties, including an affiliate of the initial purchaser (the “option counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that initially underlie the notes, and are intended to reduce the dilutive impact of the conversion feature of the notes. The strike price of the warrant transaction will initially be approximately $103.41 per share, which is approximately 60% above the closing sale price of the Company’s common stock on October 17, 2011. The warrant transactions may be settled in shares or cash at the Company’s option. The warrant transactions will have a dilutive effect to the extent that the market price per share of the Company’s common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with the convertible note hedge and warrant transactions, the option counterparties have advised the Company that they (or affiliates thereof) expect to enter into various derivative transactions with respect to the Company’s shares of common stock and/or purchase shares of the Company’s common stock or other securities of the Company concurrently with, or shortly after, the pricing of the notes and may unwind or enter into various over-the-counter derivatives and/or purchase or sell the Company’s common stock or other securities of the Company in secondary market transactions prior to the maturity of the notes, which could adversely affect the value of the Company’s common stock.

The Company estimates that the net proceeds from this offering will be approximately $391.3 million after deducting the initial purchaser’s discount and estimated offering expenses (or approximately $450.1 million if the initial purchaser exercises its option to purchase additional notes in full) and the cost of the initial convertible note hedge (taking into account the proceeds received by the Company from the sale of the warrant transaction) is approximately $23.7 million. If the initial purchaser exercises its option to purchase additional notes, the Company may use additional net proceeds from this offering to enter into additional convertible note hedge and may enter into additional warrant transactions. The Company intends to use the remaining net proceeds for general corporate purposes.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been and will not be registered under the Securities Act, or any state securities law, and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any securities, including any notes or any shares of the Company’s common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Regeneron Pharmaceuticals, Inc.

Regeneron is a fully integrated biopharmaceutical company that discovers, develops, manufacturers, and commercializes medicines for the treatment of serious medical conditions. In addition to ARCALYST® (rilonacept) Injection for Subcutaneous Use, which is approved for the treatment of a rare inflammatory condition, Regeneron has completed Phase 3 clinical trials of rilonacept for a new indication and of product candidates EYLEA™ (aflibercept injection; VEGF Trap Eye) in diseases of the eye and ZALTRAP® (aflibercept) (VEGF Trap) in colorectal cancer. EYLEA is currently under review with U.S. and European regulatory authorities. Additional therapeutic candidates developed from proprietary Regeneron technologies for creating fully human monoclonal antibodies are in earlier stage development programs in rheumatoid arthritis, pain, cholesterol reduction, allergic and immune conditions, and cancer.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which include, among other things, those concerning whether or not the Company will offer the notes or consummate the proposed offering, the final terms of the notes and the proposed offering, prevailing market conditions, the anticipated principal amount of the notes and the anticipated use of the proceeds of the proposed offering. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Act. Forward-looking statements may be identified by the words such as, but not limited to, “intend,” “expect,” “estimate,” “anticipate,” “believe,” “plan,” “should,” “may,” “could,” “will,” “continue,” and words or phrases of similar meaning. As the forward-looking statements are based on the Company’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. All forward-looking statements included in this press release are based on management’s assessment of information available to the Company on the date hereof or thereof and are subject to certain risks, uncertainties and assumptions. The forward-looking statements reflect the Company’s position as of the date they were made and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Actual results may differ materially from those projected in such forward-looking statements for a number of reasons including, but not limited to, the following: our expectations regarding clinical trials, development timelines, future IND filings for new product candidates, and regulatory filings and submissions for any of our product candidates in clinical development; fluctuations in our operating results, in particular if EYLEATM or any of our other late-stage product candidates is approved for marketing, and our revenues, market share, and/or market acceptance of EYLEATM or such other products do not meet the expectations of investors or analysts; the possible success of any of our current or future product candidates; the determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize our product and drug candidates; pricing or reimbursement actions or decisions by government authorities or insurers affecting the coverage or reimbursement of any of our product candidates or competitive products; our ability to raise additional capital as needed on favorable terms; public concern as to the safety or effectiveness of any of our product candidates; the uncertainty of market acceptance of our product and drug candidates; our ability to advance new antibody product candidates into clinical development; our ability to build a successful, integrated biopharmaceutical company; competing drugs that may be superior to our product and drug candidates; the data that will be generated by ongoing and planned clinical trials and the ability to use that data to support regulatory filings, including potential applications for marketing approval for any of our product candidates; the maintenance of any of our license or collaborative relationships, including, without limitation, those with Sanofi and Bayer HealthCare; our liquidity and our expectations regarding our future cash needs and our expectations regarding the possibility of raising additional capital; the risks associated with third party intellectual property and pending or future litigation relating thereto; and completion of this offering and our use of the net proceeds of this offering. Additional information and considerations regarding the risks faced by the Company are available in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and our other filings with the Securities and Exchange Commission.

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Contact Information:

Michael Aberman, M.D.	Peter Dworkin
Investor Relations	Corporate Communications
914.847.7799	914.847.7640
michael.aberman@regeneron.com	peter.dworkin@regeneron.com